BioSpecifics Technologies Corp. Names J. Kevin Buchi as Chief Executive Officer

LYNBROOK, NY – October 10, 2019 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first in class collagenase-based product marketed as XIAFLEX® in the U.S. and Xiapex® in Europe, today named life sciences industry veteran Kevin Buchi chief executive officer of BioSpecifics. He will also serve on the company’s board of directors.

“We are extremely pleased to have Kevin join BioSpecifics as chief executive officer. The board of directors believes that Kevin’s diversified life sciences leadership experience and business acumen will drive transformative vision and strategy for generating both near- and long-term shareholder value,” said Jenn Chao, Chair of the Executive Search Committee.

“I am thrilled to be joining BioSpecifics. This is a unique company with very significant opportunities to further advance its collagenase-based therapies both commercially and clinically,” said Mr. Buchi. “There are several key milestones on the near-term horizon including a potential third marketed indication for XIAFLEX, with the BLA filing submitted in early September for the treatment of cellulite, and the continued growth of the XIAFLEX commercial franchise and development portfolio.”

Mr. Buchi is currently the chairman of the board of directors at Dicerna Pharmaceuticals (NASDAQ: DRNA) and a director of Amneal Pharmaceuticals (NYSE: AMRX) and Benitec Biopharma Ltd (ASX: BLT, NASDAQ: BNTC). Mr. Buchi was most recently president and chief executive officer at TetraLogic Pharmaceuticals from 2012 to 2016. Previously, he served as Impax Laboratories’ interim President and chief executive officer from December 2016 to March 2017. Earlier, he served as corporate vice president of Global Branded Products at Teva Pharmaceutical from 2011 to May 2012. Mr. Buchi also served as chief executive officer of Cephalon, which was acquired by Teva in October 2011. He had been at the company since 1991. Mr. Buchi holds a Masters of Management degree from the J.L. Kellogg Graduate School of Management from Northwestern University and a B.A. in Chemistry from Cornell University.

About BioSpecifics Technologies Corp.
BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for thirteen clinical indications to date. Injectable collagenase is marketed as XIAFLEX® in the U.S. for the treatment of Dupuytren's contracture and Peyronie's disease by BioSpecifics' partner, Endo International plc (Endo). XIAFLEX® is also commercialized in Japan, Europe, Canada and Australia for Dupuytren's contracture and for Peyronie's disease in Canada, Europe and Australia. The CCH research and development pipeline includes several additional indications including cellulite, adhesive capsulitis, lipomas, lateral hip fat, plantar fibromatosis and uterine fibroids. For more information, please visit www.biospecifics.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding BioSpecifics' strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, expected revenue growth, shareholder value, the commercial launch of XIAFLEX® for the treatment of cellulite, the timing and occurrence of certain clinical trials, the effect of recent management changes, and the assumptions underlying or relating to such statements, are "forward-looking statements." In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” “should,” “believe,” “schedule,” “intend,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on the Company’s current expectations and its projections about future events and various assumptions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance, or achievements of BioSpecifics to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. All forward-looking statements included in this report are made as of the date hereof, and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2018, and otherwise in its SEC reports and filings. Except as may be required by law, BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:
Stern Investor Relations, Inc.
Julie Seidel
212-362-1200
julie.seidel@sternir.com